Section 2: EX-99 (PRESS RELEASE)

Exhibit 99

FOR RELEASE August 10, 2011

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Crook, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES FINANCIAL RESULTS

BUCHANAN, VIRGINIA. August 10, 2011 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending June 30, 2011. The Company experienced a net loss for the three months ended June 30, 2011 in the amount of $(1,124,099) compared to net income of $255,786 for the same period last year, representing a decrease of $1,379,885. Both basic and diluted earnings per share decreased $1.11 from $0.21 at June 30, 2010 to $(0.90) at June 30, 2011.

The net loss for the six months ended June 30, 2011 amounted to $(1,447,578) compared to net income of $571,937 for the same period last year, representing a decrease of $2,019,515. Both basic and diluted earnings per share decreased $1.62 from $0.46 at June 30, 2010 to $(1.16) at June 30, 2011. The decrease in net income and earnings per share is primarily due to a higher provision for loan losses.

At June 30, 2011 total assets amounted to $314,776,522, total deposits were $287,759,716, net loans were $251,582,538 and total stockholders’ equity was $24,548,001.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., states “The Company’s performance remains below our own expectations as second quarter’s earnings were adversely impacted by a higher provision for loan losses as we continue to respond to loan delinquencies, impaired loans, and loss exposure resulting from the decline in real estate values collateralizing specific loans. The pace of the economic recovery has been sluggish, which has impacted the ability of some borrowers to service debt as well as negatively impacting the market value of real estate secured loans. Our Company’s 112-year history and “well capitalized” position will enable us to weather the current financial storm.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates ten full service offices in Botetourt, Rockbridge, Roanoke and Franklin counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

June 30, 2011 and December 31, 2010

	(Unaudited) June 30, 2011	(Audited) December 31, 2010
Assets
Cash and due from banks	$7,202,071	$6,232,356
Interest-bearing deposits with banks	22,215,351	12,190,985
Federal funds sold	1,178,000	1,728,000

Total cash and cash equivalents	30,595,422	20,151,341
Time deposits with banks	250,000	500,000
Investment securities available for sale	13,714,252	15,042,933
Investment securities held to maturity (fair value approximates $100,000 in 2010)	—	100,000
Restricted equity securities	558,700	581,000
Loans, net of allowance for loan losses of $6,792,836 at June 30, 2011 and $5,147,790 at December 31, 2010	251,582,538	257,557,882
Property and equipment, net	7,478,326	7,661,323
Accrued income	1,170,886	1,338,662
Foreclosed assets	4,224,850	1,850,665
Other assets	5,201,548	4,700,925

Total assets	$314,776,522	$309,484,731

Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$36,220,275	$33,006,463
Interest-bearing deposits	251,539,441	248,041,302

Total deposits	287,759,716	281,047,765

Accrued interest payable	495,568	520,373
Other liabilities	1,973,237	2,051,912

Total liabilities	290,228,521	283,620,050

Commitments and contingencies	—	—

Stockholders' equity
Common stock, $1.00 par value; 2,500,000 shares authorized; 1,251,922 issued and outstanding at June 30, 2011 and 1,250,375 shares issued and outstanding at December 31, 2010	1,251,922	1,250,375
Additional paid-in capital	1,702,164	1,687,446
Retained earnings	22,194,475	23,692,067
Accumulated other comprehensive loss	(600,560)	(765,207)

Total stockholders’ equity	24,548,001	25,864,681

Total liabilities and stockholders’ equity	$314,776,522	$309,484,731

Botetourt Bankshares, Inc.

Consolidated Statements of Operations

For Six Months and Three Months Ended June 30, 2011 and 2010 (unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2011	2010	2011	2010
Interest income
Loans and fees on loans	$7,362,962	$7,840,864	$3,732,094	$3,871,138
Federal funds sold	890	4,665	510	2,615
Investment securities:
Taxable	103,967	187,417	47,752	94,009
Exempt from federal income tax	108,923	115,670	49,024	57,663
Dividend income	2,522	870	1,381	786
Deposits with banks	16,947	5,018	10,899	3,563

Total interest income	7,596,211	8,154,504	3,841,660	4,029,774

Interest expense
Deposits	2,115,514	2,652,272	1,049,367	1,281,660

Total interest expense	2,115,514	2,652,272	1,049,367	1,281,660

Net interest income	5,480,697	5,502,232	2,792,293	2,748,114
Provision for loan losses	4,125,000	1,225,000	2,610,000	655,000

Net interest income after provision for loan losses	1,355,697	4,277,232	182,293	2,093,114

Noninterest income
Service charges on deposit accounts	352,931	318,176	179,498	153,190
Mortgage origination fees	74,340	85,623	43,158	51,093
Net realized gain on sale of AFS securities	2,650	1,075	2,650	—
Other income	595,304	566,108	295,631	285,175

Total noninterest income	1,025,225	970,982	520,937	489,458

Noninterest expense
Salaries and employee benefits	2,333,495	2,327,706	1,152,469	1,150,225
Occupancy and equipment expense	421,892	482,230	219,144	244,207
Foreclosed assets, net	303,879	79,209	234,184	32,881
Other expense	1,584,811	1,565,799	821,388	804,292

Total noninterest expense	4,644,077	4,454,944	2,427,185	2,231,605

Income (loss) before income taxes	(2,263,155)	793,270	(1,723,955)	350,967
Income tax expense (benefit)	(815,577)	221,333	(599,856)	95,181

Net income (loss)	$(1,447,578)	$571,937	$(1,124,099)	$255,786

Basic earnings (loss) per share	$(1.16)	$0.46	$(0.90)	$0.21

Diluted earnings (loss) per share	$(1.16)	$0.46	$(0.90)	$0.21

Dividends declared per share	$0.04	$0.16	$—	$0.08

Basic weighted average shares outstanding	1,251,273	1,247,082	1,251,671	1,247,570

Diluted weighted average shares outstanding	1,251,273	1,247,082	1,251,671	1,247,570